EXHIBIT 3.1(ii)

BYLAWS
OF
PROVECTUS PHARMACEUTICALS, INC.

ARTICLE I
STOCKHOLDERS

Section 1.1.	Annual Meetings

An annual meeting of stockholders shall be held for the election of directors at such date as may be designated by resolution of the Board of Directors from time to time.  Any other proper business may be transacted at the annual meeting.

Section 1.2.	Special Meetings

Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee that has been duly designated by the Board of Directors and has the power and authority to call such meetings, but such special meetings may not be called by any other person or persons.

Section 1.3.	Time and Place of Meetings

All meetings of stockholders shall be held at such time and place, whether within or without the State of Nevada, as determined by the Board of Directors.  If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present and in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement measures to provide such stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 1.4.	Notice of Meetings

(a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

(b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Notice given pursuant to Section 1.4(b) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.  An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 1.5.	Adjournments

Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.6.	Quorum

At each meeting of stockholders, except where otherwise provided by law or the Articles of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum.  In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.5 of these Bylaws until a quorum shall attend.  Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.7.	Administration of Meetings

Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.8.	Voting; Proxies

Except as otherwise provided by the Articles of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.  Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the Board of Directors, or holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine.  If voting at a meeting of stockholders is conducted by written ballot, such ballots may be transmitted electronically, provided that any such electronic transmission must either set forth or be submitted with information from which in can be determined that the electronic transmission was authorized by the stockholder or proxyholder.  At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect.  All other elections and questions shall, unless otherwise provided by law or by the Articles of Incorporation or these Bylaws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting.

Section 1.9.	Fixing Date for Determination of Stockholders of Record

For the purpose of determining the stockholders entitled to notice of, or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or to receive notice that any such corporate action was taken without a meeting or for the purpose of determining the stockholders entitled to receive payment of any dividend or the allotment of any rights, or to exercise any rights in respect of any conversion or exchange of stock or for the purpose of any other lawful action affecting the interests of stockholders, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders.  Such date shall be not be more than 60 nor less than 10 days before the date of any such meeting nor more than 60 days before any such other actions.  If no record date is fixed, (a) the record date for determining the stockholders entitled to notice of or to vote at a meeting shall be at the close of business on the day next preceding the date on which notice is given, or, if no notice is given, on the day next preceding the day on which the meeting is held; (b) the record date for determining the stockholders entitled to express written consent to the taking of any corporate action without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (c) the record date for determining stockholders for any purpose other than those specified in (a) and (b) above shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

Section 1.10.	List of Stockholders Entitled to Vote

The Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, either i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.11.	Action by Consent of Stockholders

(a) Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(b) A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission.  The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Nevada, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office in the State of Nevada shall be made by hand or by certified or registered mail, return receipt requested.  Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the Corporation.  Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1.	Election; Resignation; Removal; Vacancies

At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect Directors to replace those Directors whose terms then expire.  Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation.  Any director or the whole Board of Directors may be removed for cause or without cause by vote of a majority of the stockholders at a special meeting called for that purpose.  Any vacancy occurring in the Board of Directors, whether resulting from the resignation or removal of a Director or from an increase in the number of Directors as provided in the Articles, may be filled by the affirmative vote of a majority of the Board, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and any Director so elected shall hold office until the expiration of his or her term.

Section 2.2.	Regular Meetings

Regular meetings of the Board of Directors may be held at such places within or without the State of Nevada and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 2.3.	Special Meetings

Special meetings of the Board of Directors may be held at any time or place within or without the State of Nevada whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors.  Reasonable notice thereof shall be given by the person or persons calling the meeting, not later than the second day before the date of the special meeting.

Section 2.4.	Telephonic Meetings Permitted

Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 2.5.	Quorum; Vote Required for Action

At all meetings of the Board of Directors a majority of the whole Board shall constitute a quorum for the transaction of business.  Except in cases in which the Articles of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.6.	Administration of Meetings

Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.7.	Informal Action by Directors

Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.8.	Chairman

The Board of Directors may designate a Chairman (or one or more Co-Chairmen).  The Chairman shall preside over the meetings of the Board of Directors and of the shareholders at which he or she shall be present.  If there be more than one, the Co-Chairmen designated by the Board of Directors will perform such duties.  The Chairman or Co-Chairmen shall perform such other duties as may be assigned to him, her or them by the Board of Directors.

Section 2.9.	Committees

The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees.  Each committee shall include one or more of the directors of the Corporation and may include natural persons who are not directors of the Corporation.  The Board of Directors may designate one or more directors or other persons as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in a place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business.  In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

ARTICLE III

OFFICERS

Section 3.1.	Election of Executive Officers; Term of Office

The officers of the Corporation shall include a President, a Secretary and a Treasurer, and may include a Chairman (or one or more Co-Chairmen of the Board), a Vice Chairman, one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers.  In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall seem necessary or desirable.  Any number of offices may be held by the same person.  Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 3.2.	Resignation; Removal; Vacancies

Any officer may resign at any time upon written notice to the Corporation.  The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 3.3.	Powers and Duties of Executive Officers

The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as set forth below (subject to the control of the Board of Directors):

(a) Chief Executive Officer.  The Board of Directors may designate a Chief Executive Officer.  In the absence of such designation, the President shall be the Chief Executive Officer of the Corporation.  The Chief Executive Officer shall have general and active management and control of the overall business and affairs of the Corporation subject to the control of the Board.  He or she shall see that all orders and resolutions of the Board are carried into effect and, in connection therewith, shall be authorized to delegate to the President and other executive officers such of his or her powers and duties as the Chief Executive Officer may deem advisable.  He or she shall also have such other powers and duties as may be assigned from time to time by the Board.

(b) President.  The President shall have general and active management and control over the daily operations of the Corporation, including the right to hire and discharge employees other than elective officers, subject however to the control of the Board and the Chief Executive Officer if designated.  In the absence of a designation of a Chief Executive Officer by the Board of Directors, the President shall be the Chief Executive Officer; and in the absence of a designation of a Chief Operating Officer by the Board of Directors, the President shall be the Chief Operating Officer.  The President shall, when present and in the absence or disability of the Chairman or the Chief Executive Officer, preside at all meetings of the shareholders and of the Board of Directors.  The President may sign, either alone or with the Secretary, an Assistant Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.  He or she shall also have such other powers and duties as are incident to the office of President or as may be assigned from time to time by the Board or the Chief Executive Officer.

(c) Chief Operating Officer.  The Board of Directors may designate a Chief Operating Officer.  In the absence of such designation, the President shall be the Chief Operating Officer.  The Chief Operating Officer shall have such powers and duties as may be assigned from time to time by the Board or the Chief Executive Officer.

(d) Chief Financial Officer.  The Board of Directors may designate a Chief Financial Officer.  In the absence of a designation of a Treasurer by the Board of Directors, the Chief Financial Officer Treasurer shall be the Treasurer of the Corporation.  The Chief Financial Officer shall have such powers and duties as may be assigned from time to time by the Board or the Chief Executive Officer.

(e) Vice-Presidents.  The Vice-Presidents, if any, in order of their seniority or in any other order determined by the Board of Directors shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall severally assist the President in the management of the business of the Corporation and the implementation of resolutions of the Board, and in the performance of such other duties as the President may from time to time prescribe.  The duties of any assistant vice presidents shall be as set by the President.

(f) Secretary.  The Secretary shall: (i) keep the minutes of the shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records and of the seal (if any) of the Corporation and see that said seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (iv) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (v) sign, with the President or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (vi) have general charge of the share transfer books of the Corporation; and (vii) in general perform all duties as from time to time may be assigned to the Secretary by the Board of Directors, the Chief Executive Officer or the President.

(g) Assistant Secretaries.  The Assistant Secretaries, if any, in order of their seniority or in any other order determined by the Board shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the Secretary may from time to time prescribe.

(h) Treasurer.  The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  In the absence of a designation of a Chief Financial Officer by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

(i) Assistant Treasurers.  The Assistant Treasurers, if any, in the order of their seniority or in any other order determined by the Board, shall in the absence or disability of the Treasurer, perform the duties and exercise the power of the Treasurer and shall perform such other duties as the Board of Directors or the Treasurer shall prescribe.

ARTICLE IV
SHARES OF STOCK

Section 4. 01.  Form of Certificate

       Shares of the Corporation may be owned either in (i) certificated form, in which ownership of the shares is represented by a physical certificate, or (ii) uncertificated form, pursuant to a Direct Registration System in connection with which shares will be held in book-entry form and no physical certificate will be printed.  Each shareholder shall be entitled upon request to a certificate or certificates which shall represent and certify the number and kind and class of shares owned by him in the Corporation.  Each certificate shall be signed by the President or Vice President and by the Secretary or the Assistant Secretary and shall be sealed with the corporate seal.

Section 4.02.  Signatures

        The signatures on a certificated stock certificate may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal.  In case any officer who has signed any certificates ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.  All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 4.03.  Transfer

       Transfers of shares shall be made either (i) if in certificated form, by a transfer of the stock certificate representing the shares, or (ii) if in uncertificated form, by electronic book-entry transfer pursuant to a Direct Registration System.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, or upon transfer of book-entry ownership, it shall be the duty of the Corporation to issue new shares to the person entitled thereto, cancel the old shares and record the transaction upon its books.  The person registered on the books of the Corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares.

Section 4.04.  Payment of Shares

        The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation.  When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable.  In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive.  No share shall be issued until the share is fully paid.

Section 4.05.  Share Issuances

        Shares of capital stock of the Corporation shall not be issued except on a majority vote of the Board of Directors.  The vote of each director shall appear in the written minutes of each Board of Directors’ meeting in which the issuance of shares was approved.

Section 4.06.  Dividends

        The holders of the capital stock of the Corporation shall be entitled to receive, when and as declared by the Board of Directors, solely out of unreserved and unrestricted earned surplus, dividends payable either in cash, in property, or in shares of capital stock.  No dividends shall be paid upon the capital stock in any medium if the source out of which it is proposed to pay the dividend is due to or arises from unrealized appreciation in value or from a revaluation of assets, or if the Corporation is, or is thereby rendered, incapable of paying its debts as they become due in the usual course of its business.

ARTICLE V
MISCELLANEOUS

Section 5.1    Fiscal Year

The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 5.2   Seal

The corporate seal, if one, shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 5.3  Waiver of Notice of Meetings of Stockholders, Directors and Committees

Any written waiver of notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee need be specified in any written waiver of notice or any waiver by electronic transmission.

Section 5.4  Interested Directors; Quorum

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee, or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 5.5  Form of Records

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of this chapter.

Section 5.6  Dividends and Distributions

Subject to all applicable requirements of law and to any applicable provisions of the Articles of Incorporation, these Bylaws and any indenture or other agreement to which the Corporation is a party or by which it is bound, the Board of Directors may declare to be payable, in cash, in other property or in shares of the Corporation’s stock of any class or series, such dividends and distributions upon or in respect of outstanding stock of the Corporation of any class or series as the Board may at any time or from time to time deem to be advisable.  Before declaring any such dividend or distribution, the Board of Directors may cause to be set aside, out of any funds or other property or assets of the Corporation legally available for the payment of dividends or distributions, such sum or sums as the Board, in the absolute discretion of its members, may consider to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board may deem conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 5.7  Checks, Notes, etc.

All checks or other orders for payment of money and notes or other instrument evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5.8  Securities of other Corporations; Acting as General Partner

Unless otherwise ordered by the Board of Directors, the Chief Executive Officer or the President shall have full power and authority on behalf of the Corporation:  (d) to attend and to act and to vote, or to execute proxies to vote, at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock; and (e) to exercise all rights of the general partner in any partnership of which the Corporation shall be a general partner.  The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

Section 5.9  Electronic Transmissions

The term “electronic transmission”, where used herein, shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 5.10  Amendment of Bylaws

These Bylaws may be altered or repealed, and new Bylaws made, only as set forth in the Articles of Incorporation.